Exhibit 99.1

STAAR Surgical Reports Fourth Quarter and Fiscal Year 2023 Results

Generates Double-Digit Sales Growth and Continuing Profitability

ICL Sales Up 22% in Fourth Quarter and 18% in Fiscal 2023

Affirms Sales Outlook for Fiscal 2024

LAKE FOREST, CA, February 26, 2024 --- STAAR Surgical Company (NASDAQ: STAA), a leading developer, manufacturer and marketer of the EVO family of Implantable Collamer® Lenses (EVO ICL™) for myopia, astigmatism and presbyopia, today reported financial results for the fourth quarter and fiscal year ended December 29, 2023.

Fourth Quarter 2023 Overview

•
Net sales up 19% to $76.3 million in the fourth quarter
•
ICL sales up 22% to $74.6 million and ICL units up 19%
•
Gross margin at 79.6% vs. 77.7% year ago
•
Net income of $7.8 million vs. $6.8 million year ago
•
Earnings per share of $0.16 vs. $0.14 per share year ago
•
Cash, cash equivalents and investments available for sale ended the quarter at $232.4 million

Fiscal Year 2023 Overview

•
Net sales up 13% to $322.4 million for fiscal year 2023
•
ICL sales up 18% to $319.4 million and ICL units up 19%
•
Gross margin at 78.4% vs. 78.5% year ago
•
Net income of $21.3 million vs. $39.7 million year ago
•
Earnings per share of $0.43 vs. $0.80 per share year ago

“We generated strong sales growth in the fourth quarter, consistent with our preliminary sales announcement, and profitability, driven by strength in APAC and sequential growth in EMEA,” said Tom Frinzi, President and CEO of STAAR Surgical. “For fiscal 2023, every large market delivered positive sales growth. Our ICL unit growth exceeded refractive industry growth by over 25 points for the third year in a row.1 Our 22% global ICL sales growth in the quarter included 30% growth in China and 18% in EMEA. As we enter 2024, we see encouraging end-market ICL sales trends and are affirming our fiscal 2024 net sales outlook of $335 million to $340 million.”

Mr. Frinzi continued, “With healthy margins, no debt and a record $232 million of cash, cash equivalents and investments on the balance sheet we will continue to strategically invest in our growth opportunities. We are also enhancing the surgeon experience, both in the clinical environment and in driving practice efficiency. EVO ICL is the next logical step in refractive innovation with clear differentiators in patient outcomes and patient satisfaction. We are pleased with the increasing interest our lens based technology is garnering and look forward to sharing more about our progress, partnerships and innovation investments in the coming weeks and at the ASCRS meeting in Boston.”

Fourth Quarter 2023 Financial Results

Net sales were $76.3 million for the fourth quarter of 2023, up 19% compared to $64.0 million reported in the prior year quarter. The sales increase in the fourth quarter was driven by ICL sales and unit growth of 22% and 19%, respectively, as compared to the prior year period. Other Products sales decreased 43% compared to the prior year quarter.

Gross profit margin for the fourth quarter of 2023 was 79.6% of total net sales compared to the prior year quarter of 77.7% of total net sales. Product mix favorably impacted gross margin in the fourth quarter of 2023 as compared to the prior year quarter.

Operating expenses for the fourth quarter of 2023 were $50.3 million compared to the prior year quarter of $48.8 million. General and administrative expenses were $16.9 million compared to the prior year quarter of $14.8 million. The increase in general and administrative expenses was due to increased outside services and facilities costs. Selling and marketing expenses were $22.6 million compared to the prior year quarter of $24.2 million. The decrease in selling and marketing expenses was due to decreased compensation-related expenses and marketing, promotional and advertising activities. Research and development expenses were $10.9 million compared to the prior year quarter of $9.8 million. The increase in research and development expenses was due to increased compensation-related expenses.

Operating income for the fourth quarter of 2023 was $10.4 million or 13.7% of net sales as compared to $1.0 million or 1.5% of net sales for the fourth quarter of 2022.

Net income for the fourth quarter of 2023 was $7.8 million or $0.16 per diluted share compared with net income of $6.8 million or $0.14 per diluted share for the prior year quarter. The year over year increase in net income was attributable to higher gross profit, partially offset by a higher provision for income taxes, lower other income and increased SG&A expenses.

Fiscal Year 2023 Financial Results

Net sales were $322.4 million for fiscal year 2023, up 13% compared to $284.4 million reported in the prior year. The increase in net sales was driven by ICL sales and unit growth of 18% and 19%, respectively. Other Products Sales decreased 80% compared to the prior year.

Gross profit margin for fiscal year 2023 decreased to 78.4% of total net sales compared to 78.5% of total net sales for fiscal year 2022.

Operating expenses for fiscal year 2023 were $224.6 million compared to $179.6 million in the prior year. The 25% increase in operating expense was primarily due to higher compensation-related expenses, marketing, promotional and advertising activities, outside services and facilities costs.

Operating income for fiscal year 2023 was $28.1 million or 8.8% of net sales as compared to $43.8 million or 15.4% of net sales for fiscal year 2022.

Net income for fiscal year 2023 was $21.3 million or $0.43 per diluted share compared with net income of $39.7 million or $0.80 per diluted share for the prior year. The year over year decrease in net income was due to increased SG&A expenses and provision for income taxes, partially offset by higher gross margin and other income.

Cash, cash equivalents and investments available for sale at December 29, 2023, totaled $232.4 million, compared to $225.5 million at end of the fourth quarter of 2022.

Outlook

The Company expects the following for fiscal year 2024:

•
Net sales of $335 million to $340 million.
•
Adjusted EBITDA of approximately $36 million and Adjusted EBITDA per diluted share of approximately $0.70.2

The outlook above contemplates EVO ICL sales growth of approximately 7% in APAC, including 10% in China; 10% growth in the Americas, including 10% in the U.S.; and EMEA sales consistent with fiscal year 2023.

Conference Call

The Company will host a conference call and webcast today, Monday, February 26 at 4:15 p.m. Eastern / 1:15 p.m. Pacific to discuss its financial results and operational progress. To access the conference call please dial 877-270-2148 for domestic participants and 412-902-6510 for international participants. No access code is required. Please ask to be joined into the STAAR Surgical Company call. The live webcast can be accessed from the ‘Investor Relations’ section of the STAAR website at www.staar.com.

A taped replay of the conference call (Access Code 6879745) will be available beginning approximately one hour after the call’s conclusion for seven days. This replay can be accessed by dialing 877-344-7529 for domestic callers and 412-317-0088 for international callers. An archived webcast will also be available at www.staar.com.

1.
Global STAAR ICL unit growth exceeded refractive industry growth by an estimated 38 points (2021); 28 points (2022) and 26 points (2023). The Company estimates global refractive industry procedures increased 10% (2021); increased 5% (2022); and decreased 7% (2023) Y/Y based on Market Scope and Company data available as of January 2, 2024.
2.
Adjusted EBITDA and Adjusted EBITDA per diluted share are non-GAAP financial measures. For further information on non-GAAP financial measures, please refer to the “Use of Non-GAAP Financial Measures” section of this press release. Please also refer to the tables at the end of this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure.

Use of Non-GAAP Financial Measures

To supplement the Company’s financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables include certain non-GAAP financial measures, including Adjusted EBITDA. Management uses these non-GAAP financial measures in its evaluation of Company operating performance and believes investors will find them useful in evaluating the Company’s operating performance, including cash flow generation, and in analyzing period-to-period financial performance of core business operations and underlying business trends. Non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

EBITDA is a non-GAAP financial measure, which is calculated by adding interest income and expense, net; provision for income taxes; and depreciation and amortization to net income. In calculating Adjusted EBITDA and Adjusted EBITDA per diluted share, the Company further adjusts for stock-based compensation expense. As stock-based compensation is a non-cash expense that can vary significantly based on the timing, size and nature of awards granted, the Company believes that the exclusion of stock-based compensation expense can assist investors in comparisons of Company operating results with other peer companies because (i) the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expense can vary significantly between periods as a result of the timing of grants of new stock-based awards, including inducement grants in connection with hiring. Additionally, the Company believes that excluding stock-based compensation from Adjusted EBITDA and Adjusted EBITDA per diluted share assists management and investors in making meaningful comparisons between the Company’s operating performance and the operating performance of other companies that may use different forms of employee compensation or different valuation methodologies for their stock-based compensation. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods. Investors should also note that such expenses will recur in the future.

The Company also presents certain financial information on a constant currency basis, which is intended to exclude the effects of foreign currency fluctuations. The Company conducts a significant part of its activities outside the U.S. It receives sales revenue and pays expenses principally in U.S. dollars, Swiss francs, Japanese yen and euros. The exchange rates between dollars and non-U.S. currencies can fluctuate greatly and can have a significant effect on the Company’s results when reported in U.S. dollars. In order to compare the Company's performance from period to period without the effect of currency, the Company will apply the same average exchange rate applicable in the prior period, or the “constant currency” rate to sales or expenses in the current period as well.

In the tables provided below, the Company has included a reconciliation of Adjusted EBITDA and Adjusted EBITDA per diluted share to net income and net income per diluted share, the most directly comparable GAAP financial measure, as well as supplemental financial information with net sales expressed in constant currency. The Company has also provided a reconciliation of forward-looking Adjusted EBITDA and Adjusted EBITDA per diluted share to net income and net income per diluted share. This represents forward-looking information, and actual results may vary. Please see the risks and assumptions referred to in the Safe Harbor section of this press release.

About STAAR Surgical

STAAR, which has been dedicated solely to ophthalmic surgery for over 40 years, designs, develops, manufactures and markets implantable lenses for the eye. These lenses are intended to provide visual freedom for patients, lessening or eliminating the reliance on glasses or contact lenses. All of these lenses are foldable, which permits the surgeon to insert them through a small incision. STAAR’s lens used in refractive surgery is called an Implantable Collamer® Lens or “ICL,” which includes the EVO ICL™ product line. More than 2,500,000 ICLs have been sold to date and STAAR markets these lenses in over 75 countries. To learn more about the ICL go to: EVOICL.com. Headquartered in Lake Forest, CA, the company operates manufacturing and packaging facilities in Aliso Viejo, CA, Monrovia, CA and Nidau, Switzerland. For more information, please visit the Company’s website at www.staar.com.

Safe Harbor

All statements that are not statements of historical fact are forward-looking statements, including statements about any of the following: any financial projections, anticipated financial results, estimates and outlook (including as to net sales, Adjusted EBITDA, and Adjusted EBITDA per diluted share), plans, strategies, and objectives of management for 2024 and beyond or prospects for achieving such plans, expectations for sales, revenue, margin, expenses or earnings, and any statements of assumptions underlying any of the foregoing, including those relating to financial performance in the upcoming quarter, fiscal year 2024 and beyond. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties related to global economic conditions, as well as the factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 29, 2023 under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission and available in the “Investor Information” section of the company’s website under the heading “SEC Filings.” We disclaim any intention or obligation to update or revise any financial projections or forward-looking statement due to new information or events. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the following: global economic conditions; the impact of COVID-19; the discretion of regulatory agencies to approve or reject existing, new or improved products, or to require additional actions before or after approval, or to take enforcement action; international conflicts, trade disputes and substantial dependence on demand from Asia; and the willingness of surgeons and patients to adopt a new or improved product and procedure.

We intend to use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website in the ‘Investor Relations’ sections. Accordingly, investors should monitor such portions of our website, in addition to following our press releases, SEC filings and public conference calls and webcasts.

CONTACT:	Investors & Media
Brian Moore
Vice President, Investor Relations and Corporate Development
(626) 303-7902, Ext. 3023
bmoore@staar.com

Consolidated Balance Sheets

(in 000's)

Unaudited

ASSETS	December 29, 2023	December 30, 2022
Current assets:
Cash and cash equivalents	$183,038	$86,480
Investments available for sale	37,688	125,159
Accounts receivable trade, net	94,704	62,447
Inventories, net	35,130	24,161
Prepayments, deposits, and other current assets	14,709	13,476
Total current assets	365,269	311,723
Investments available for sale	11,703	13,902
Property, plant, and equipment, net	66,835	50,921
Finance lease right-of-use assets, net	183	342
Operating lease right-of-use assets, net	34,387	30,270
Intangible assets, net	-	173
Goodwill	1,786	1,786
Deferred income taxes	5,190	8,744
Other assets	3,339	957
Total assets	$488,692	$418,818

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,557	$11,576
Obligations under finance leases	165	169
Obligations under operating leases	4,202	3,524
Allowance for sales returns	6,174	5,706
Other current liabilities	40,938	30,741
Total current liabilities	65,036	51,716
Obligations under finance leases	42	210
Obligations under operating leases	31,425	27,136
Deferred income taxes	1,077	1,489
Asset retirement obligations	103	220
Pension liability	5,055	1,935
Total liabilities	102,738	82,706

Stockholders' equity:
Common stock	488	482
Additional paid-in capital	436,947	404,189
Accumulated other comprehensive income (loss)	(4,113)	156
Accumulated deficit	(47,368)	(68,715)
Total stockholders' equity	385,954	336,112
Total liabilities and stockholders' equity	$488,692	$418,818

Consolidated Statements of Income

(in 000's except for per share data)

Unaudited

	Three Months Ended						Twelve Months Ended
					Fav (Unfav)						Fav (Unfav)
	% of Sales	December 29, 2023	% of Sales	December 30, 2022	Amount	%	% of Sales	December 29, 2023	% of Sales	December 30, 2022	Amount	%
Net sales	100.0%	$76,273	100.0%	$64,044	$12,229	19.1%	100.0%	$322,415	100.0%	$284,391	$38,024	13.4%

Cost of sales	20.4%	15,548	22.3%	14,259	(1,289)	-9.0%	21.6%	69,764	21.5%	61,008	(8,756)	-14.4%

Gross profit	79.6%	60,725	77.7%	49,785	10,940	22.0%	78.4%	252,651	78.5%	223,383	29,268	13.1%

Selling, general and administrative expenses:
General and administrative	22.1%	16,858	23.1%	14,808	(2,050)	-13.8%	22.4%	72,319	19.2%	54,742	(17,577)	-32.1%
Selling and marketing	29.6%	22,596	37.8%	24,223	1,627	6.7%	33.4%	107,834	31.2%	88,856	(18,978)	-21.4%
Research and development	14.2%	10,866	15.3%	9,790	(1,076)	-11.0%	13.8%	44,401	12.7%	35,983	(8,418)	-23.4%
Total selling, general, and administrative expenses	65.9%	50,320	76.2%	48,821	(1,499)	-3.1%	69.6%	224,554	63.1%	179,581	(44,973)	-25.0%

Operating income	13.7%	10,405	1.5%	964	9,441	979.4%	8.8%	28,097	15.4%	43,802	(15,705)	-35.9%

Other income (expense), net:
Interest income, net	2.2%	1,699	2.4%	1,514	185	12.2%	2.2%	6,986	0.8%	2,448	4,538	185.4%
Gain (loss) on foreign currency transactions	1.7%	1,331	5.0%	3,197	(1,866)	-58.4%	-0.6%	(1,909)	-0.6%	(1,707)	(202)	-11.8%
Royalty income	0.0%	0	0.4%	277	(277)	-100.0%	0.0%	74	0.3%	804	(730)	-90.8%
Other income, net	0.4%	304	0.0%	27	277	1025.9%	0.1%	448	0.1%	205	243	118.5%
Total other income, net	4.3%	3,334	7.8%	5,015	(1,681)	-33.5%	1.7%	5,599	0.6%	1,750	3,849	219.9%

Income before provision for income taxes	18.0%	13,739	9.3%	5,979	7,760	129.8%	10.5%	33,696	16.0%	45,552	(11,856)	-26.0%

Provision (benefit) for income taxes	7.8%	5,983	-1.2%	(784)	(6,767)	-863.1%	3.8%	12,349	2.1%	5,887	(6,462)	-109.8%

Net income	10.2%	$7,756	10.5%	$6,763	$993	14.7%	6.7%	$21,347	13.9%	$39,665	$(18,318)	-46.2%

Net income per share - basic		$0.16		$0.14				$0.44		$0.83
Net income per share - diluted		$0.16		$0.14				$0.43		$0.80

Weighted average shares outstanding - basic		48,815		48,203				48,523		47,987
Weighted average shares outstanding - diluted		49,242		49,389				49,427		49,380

Consolidated Statements of Cash Flows

(in 000's)

Unaudited

	Three Months Ended		Twelve Months Ended
	December 29, 2023	December 30, 2022	December 29, 2023	December 30, 2022
Cash flows from operating activities:
Net income	$7,756	$6,763	$21,347	$39,665
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of property and equipment	1,368	1,380	5,111	4,481
Amortization of long-lived intangibles	(2)	6	13	28
Impairment of long-lived intangibles	-	-	154	-
Accretion/Amortization of investments available for sale	(329)	(891)	(2,501)	(1,198)
Deferred income taxes	3,199	(2,277)	3,264	(2,254)
Change in net pension liability	(190)	13	(956)	53
Stock-based compensation expense	182	4,996	23,516	20,371
Change in asset retirement obligation	2	47	(102)	47
Loss on disposal of property and equipment	32	65	73	65
Provision for sales returns and credit losses	(1,262)	552	663	913
Inventory provision	761	403	4,851	2,423
Changes in working capital:
Accounts receivable	17,676	(6,493)	(32,760)	(19,601)
Inventories	(4,386)	(3,820)	(14,361)	(7,943)
Prepayments, deposits and other assets	171	(3,075)	(3,413)	(2,549)
Accounts payable	2,565	3,639	(701)	1,805
Other current liabilities	4,426	1,662	10,396	(591)
Net cash provided by operating activities	31,969	2,970	14,594	35,715

Cash flows from investing activities:
Acquisition of property and equipment	(3,088)	(4,025)	(18,188)	(18,108)
Purchase of investments available for sale	1	(60,172)	(52,313)	(155,748)
Proceeds from sale or maturity of investments available for sale	25,489	17,480	144,848	17,480
Net cash provided by (used in) investing activities	22,402	(46,717)	74,347	(156,376)

Cash flows from financing activities:
Repayment of finance lease obligations	(40)	(41)	(161)	(126)
Repurchase of employee common stock for taxes withheld	(1)	-	(2,097)	-
Proceeds from vested restricted stock and exercise of stock options	408	243	9,673	8,423
Net cash provided by financing activities	367	202	7,415	8,297

Effect of exchange rate changes on cash and cash equivalents	868	783	202	(862)

Increase (decrease) in cash and cash equivalents	55,606	(42,762)	96,558	(113,226)
Cash and cash equivalents, at beginning of the period	127,432	129,242	86,480	199,706
Cash and cash equivalents, at end of the period	$183,038	$86,480	$183,038	$86,480

Reconciliation of Non-GAAP Financial Measure

Net Income to Adjusted EBITDA

(in 000's except for per share data)

Unaudited

	2021	Q1-22	Q2-22	Q3-22	Q4-22	2022	Q1-23	Q2-23	Q3-23	Q4-23	2023	2024 Outlook(2)
Net income - (as reported)	$27,511	$9,602	$13,038	$10,262	$6,763	$39,665	$2,710	$6,064	$4,817	$7,756	$21,347	$0
Provision (benefit) for income taxes	3,793	1,925	2,431	2,315	(784)	5,887	2,009	2,428	1,929	5,983	12,349	0
Other (income) expense, net	2,035	586	1,551	1,128	(5,015)	(1,750)	(1,919)	105	(451)	(3,334)	(5,599)	2,000
Depreciation	3,608	994	1,030	1,077	1,380	4,481	1,113	1,285	1,345	1,368	5,111	4,000
Amortization of Intangible assets	34	8	7	7	6	28	7	10	(2)	(2)	13	0
Stock-based compensation	14,605	3,894	5,754	5,727	4,996	20,371	6,065	8,423	8,846	182	23,516	30,000
Adjusted EBITDA	$51,586	$17,009	$23,811	$20,516	$7,346	$68,682	$9,985	$18,315	$16,484	$11,953	$56,737	$36,000
Adjusted EBITDA as a % of Revenue	22.4%	26.9%	29.4%	27.0%	11.5%	24.2%	13.6%	19.8%	20.5%	15.7%	17.6%	10.5%

Net income per share, diluted- (as reported)	$0.56	$0.19	$0.26	$0.21	$0.14	$0.80	$0.05	$0.12	$0.10	$0.16	$0.43	$0.00
Provision (benefit) for income taxes	0.08	0.04	0.05	0.05	(0.02)	0.12	0.04	0.05	0.04	0.12	0.25	0.00
Other (income) expense, net	0.04	0.01	0.03	0.02	(0.10)	(0.04)	(0.04)	-	(0.01)	(0.07)	(0.11)	0.04
Depreciation	0.07	0.02	0.02	0.02	0.03	0.09	0.02	0.03	0.03	0.03	0.10	0.08
Amortization of Intangible assets	-	-	-	-	-	-	-	-	-	-	-	0.00
Stock-based compensation	0.30	0.08	0.12	0.12	0.10	0.41	0.12	0.17	0.18	-	0.48	0.58
Adjusted EBITDA per share, diluted(1)	$1.04	$0.35	$0.48	$0.41	$0.15	$1.39	$0.20	$0.37	$0.33	$0.24	$1.15	$0.70

Weighted average shares outstanding - Diluted	49,456	49,288	49,223	49,549	49,389	49,380	49,500	49,516	49,370	49,242	49,427	52,000

(1) Adjusted EBITDA per diluted share may not add due to rounding

(2) 2024 Outlook lines items are all approximations and assumes breakeven Net Income

ICL Sales by Geography

(in 000's)

Unaudited

	Fiscal Year			Three Months Ended
ICL Sales by Region(5)	2021	2022	2023	December 30, 2022	March 31, 2023	June 30, 2023	September 29, 2023	December 29, 2023

Americas(1)	$14,054	$20,114	$22,233	$5,703	$5,566	$5,954	$5,449	$5,264

EMEA(2)	37,343	36,715	39,318	8,569	10,180	9,782	9,253	10,103

APAC(3)	161,508	212,883	257,876	46,890	54,879	77,376	66,367	59,254

Global ICL Sales	$212,905	$269,712	$319,427	$61,162	$70,625	$93,112	$81,069	$74,621

Global ICL Sales Growth	51%	27%	18%	15%	20%	19%	13%	22%

Global ICL Unit Growth	48%	33%	19%	20%	20%	21%	14%	19%

	Fiscal Year			Three Months Ended
ICL Sales by Country(4)(5)	2021	2022	2023	December 30, 2022	March 31, 2023	June 30, 2023	September 29, 2023	December 29, 2023

China	$107,130	$147,967	$185,404	$31,506	$35,042	$61,288	$48,262	$40,813
Growth	50%	38%	25%	20%	25%	33%	14%	30%

Japan	$28,688	$32,623	$36,352	$8,179	$9,203	$8,563	$9,091	$9,495
Growth	56%	14%	11%	6%	6%	13%	12%	16%

South Korea	$15,173	$17,940	$19,853	$3,589	$6,656	$3,316	$4,886	$4,996
Growth	36%	18%	11%	-2%	19%	-15%	1%	39%

United States	$9,478	$15,070	$17,168	$4,536	$4,396	$4,446	$4,162	$4,164
Growth	58%	59%	14%	94%	71%	10%	6%	-8%

(1)
Americas includes the United States, Canada and Latin American countries
(2)
EMEA includes Spain, Germany, United Kingdom, European, Middle East and Africa Distributors
(3)
APAC includes China, Japan, South Korea, India and the rest of Asia Pacific distributors
(4)
ICL Sales by country includes countries representing more than 5% of total ICL sales in the most recently completed fiscal year
(5)
ICL sales do not include IOL, injector or other sales.

Reconciliation of Non-GAAP Financial Measure

Constant Currency Sales

(in 000's)

Unaudited

	Three Months Ended				As Reported		Constant Currency
Sales	December 29, 2023	Effect of Currency	Constant Currency	December 30, 2022	$ Change	% Change	$ Change	% Change
ICL	$74,621	$(205)	$74,416	$61,162	$13,459	22.0%	$13,254	21.7%

Cataract IOL	(156)	26	(130)	1,998	(2,154)	-107.8%	(2,128)	-106.5%
Other	1,808	21	1,829	884	924	104.5%	945	106.9%
Other Products	1,652	47	1,699	2,882	(1,230)	-42.7%	(1,183)	-41.0%

Total Sales	$76,273	$(158)	$76,115	$64,044	$12,229	19.1%	$12,071	18.8%

	Twelve Months Ended				As Reported		Constant Currency
Sales	December 29, 2023	Effect of Currency	Constant Currency	December 30, 2022	$ Change	% Change	$ Change	% Change
ICL	$319,427	$1,799	$321,226	$269,712	$49,715	18.4%	$51,514	19.1%

Cataract IOL	1,139	198	1,337	9,638	(8,499)	-88.2%	(8,301)	-86.1%
Other	1,849	125	1,974	5,041	(3,192)	-63.3%	(3,067)	-60.8%
Other Products	2,988	323	3,311	14,679	(11,691)	-79.6%	(11,368)	-77.4%

Total Sales	$322,415	$2,122	$324,537	$284,391	$38,024	13.4%	$40,146	14.1%